Exhibit 10.4

AGREEMENT REGARDING ACQUISITION

THIS AGREEMENT REGARDING ACQUISITION (this “Agreement”) is executed to be effective as of the 10th day of May 2007, between CORDILLERA PARTNERS, LLC, a Delaware limited liability company (“CP”) and BEHRINGER HARVARD OPPORTUNITY OP I, LP, a Texas limited partnership (“BH Investor”).

WITNESSETH:

A.                                   CP, as “Purchaser,” previously entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 25, 2006, with Colorado Hotel Holding, LLC, a Delaware limited liability company, Cordillera Lodge & Spa, LLC, a Delaware limited liability company, Colorado Hotel Operator, Inc., a Delaware corporation, and Cordillera Land, LLC (each, a “Seller” and collectively, “Sellers”), as amended by that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions between Seller and CP dated as of January 5, 2007, and as amended by those certain letter agreements for the sole purpose of extending the Due Diligence Period (collectively, the “Contract”), a copy of which is attached hereto as Exhibit C, for the Property described therein, pursuant to the terms of which CP has agreed to purchase from Sellers certain property (the “Property”), including interests in certain real property located in Eagle County, Colorado, as more particularly described in the Contract.  The Contract was terminated in accordance with its terms on March 26, 2007.

B.                                     CP and BH Investor have agreed to pursue the purchase of the Property on a joint basis, as more specifically set forth in this Agreement and to attempt to reinstate and further amend the Contract.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, CP and BH Investor hereby agree as follows:

1.                                       Formation of Entity.  BH Investor and CP agree to participate jointly in the acquisition of the Property.  Concurrently with the execution of this Agreement, BH Investor (or a wholly-owned subsidiary) and CP shall execute the Limited Liability Company Agreement of Behringer Harvard Cordillera, LLC in substantially the form attached hereto as Exhibit A (the “LLC Agreement”), pursuant to which there shall be formed a Delaware limited liability company named Behringer Harvard Cordillera, LLC (the “Acquiring Entity”).

2.                                       Assignment of Contract.  Concurrently with the execution of the LLC Agreement, CP shall execute an Assignment of Purchase Agreement (the “Assignment”) in the form of Exhibit B attached hereto, whereby all right, title and interest of CP under the Contract and under any agreements, approvals, licenses, permits or other entitlement documents held by CP or its affiliate or principals in connection with the Property are assigned to the Acquiring Entity.  In the event that BH Investor determines that the consent of Sellers is necessary with respect to the Assignment, CP and BH Investor shall cooperate in obtaining such consent.  Prior to executing the Assignment, CP shall not reinstate, amend or modify the Contract without the prior written consent of BH Investor.

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3.                                       Payment and Assignment of Earnest Money.  If the Reinstatement and Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (the “Amendment”), the LLC Agreement and the Assignment are executed, then BH Investor shall be responsible for the payment of the Amendment Deposit of earnest money as such term is defined in the Contract in the amount of One Million Three Hundred Sixty-Seven Thousand Two Hundred Thirty Dollars ($1,367,230.00).  Within three (3) business days after the execution of the Amendment, BH Investor shall pay to CP in immediately available funds the amount of Seventy-Seven Thousand Seven Hundred Seventy Dollars ($77,770.00), representing the remainder of BH Investor’s pro-rata share of the First $50,000 Deposit, the Initial Deposit and the Amendment Deposit of earnest money as such terms are defined in the Amendment.  CP shall assign its rights in and to the Deposit, as such term is defined in the Amendment, to the Acquiring Entity.  If the Amendment, the LLC Agreement and the Assignment are not executed, BH Investor shall have no obligation to make either of the payments referenced herein in this Section 3 and this Agreement shall be of no further force or effect.

4.                                       Representations of CP.  CP hereby represents and warrants to BH Investor as follows:

Attached hereto as Exhibit C is a true, correct and complete copy of the Contract and all amendments thereto, as it existed at the time of termination, and the Contract will be in full force and effect upon the execution of the Amendment and has not been amended or modified except as set forth on Exhibit C.  To CP’s knowledge, CP was not in default under the Contract at the time of termination.

5.                                       Time of Essence.  Seller and Purchaser agree that time is of the essence of this Agreement.

6.                                       Assignment.  Neither CP nor BH Investor may assign its rights or obligations under this Agreement to any other person or entity without obtaining the prior written consent of the other party; provided, however, that BH Investor may assign its rights and obligations under this Agreement to any person or entity affiliated with BH Investor in any way, including, without limitation, any entity or fund formed or sponsored by BH Investor.

7.                                       Successors and Assigns.  The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

8.                                       Entire Agreement.  This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

9.                                       Further Assurances.  Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.

10.                                 Attorneys’ Fees.  In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all of its reasonable

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expenses, including reasonable attorneys’ fees.

11.                                 Counterparts.  This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement.  It shall be necessary to account for only one such counterpart in proving this Agreement.

12.                                 Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

13.                                 Applicable Law.  THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS.  ASSIGNOR AND ASSIGNEE HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS.  SELLER AND PURCHASER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

14.                                 Captions.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

15.                                 Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

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EXECUTED to be effective as of the date first written above.

CP:

CORDILLERA PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Jefford S. Nelsen
Jefford S. Nelsen
Member

BH INVESTOR:

BEHRINGER HARVARD OPPORTUNITY OP I, LP,
a Texas limited partnership

By:	BHO, INC., a Declaware corporation,
its General Partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Secretary

Exhibit A

Limited Liability Company Agreement

of Behringer Harvard Cordillera, LLC

[See Attached]

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Exhibit B

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND S ALE AGREEMENT (this “Assignment”) is executed to be effective as of the 10th day of May 2007, by CORDILLERA PARTNERS, LLC, a Delaware limited liability company (“Assignor”), and BEHRINGER HARVARD CORDILLERA, LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

A.                                   Assignor, as “Purchaser,” has entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 25, 2006, with Colorado Hotel Holding, LLC, a Delaware limited liability company, Cordillera Lodge & Spa, LLC, a Delaware limited liability company, Colorado Hotel Operator, Inc., a Delaware corporation, and Cordillera Land, LLC (each, a “Seller” and collectively, “Sellers”), as amended by that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions between Seller and CP dated as of January 5, 2007, and as amended by those certain letter agreements for the sole purpose of extending the Due Diligence Period (collectively, the “Contract”), a copy of which is attached hereto as Exhibit A, for the Property described therein, pursuant to the terms of which CP has agreed to purchase from Sellers certain  property (the “Property”), including interests in certain real property located in Eagle County, Colorado, as more particularly described in the Contract.

B.                                     Assignor desires to assign to Assignee all of its right, title and interest as Purchaser in and to the Contract (including, but not limited to, the right to any deposit thereunder) and any agreements, approvals, licenses and permits or other entitlement documents held by Assignor or its affiliate or principals in connection with the Property (the “Property Documents”), and Assignee desires to acquire from Assignor all of Assignor’s right, title and interest as Purchaser in and to the Contract and in and to the Property Documents and to assume all of the duties and obligations of Purchaser under the Contract.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby ASSIGN AND TRANSFER unto Assignee all of the right, title and interest of Assignor in and to the Contract (including, but not limited to, the right to any deposit thereunder) and in and to the Property Documents.  Assignee, by its acceptance and execution hereof, hereby assumes and agrees to perform all obligations of Purchaser pursuant to the Contract.

EXECUTED to be effective as of the date first written above.

ASSIGNOR:

CORDILLERA PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

BEHRINGER HARVARD CORDILLERA, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

PURCHASE AND SALE AGREEMENT

EXHIBIT C

PURCHASE AGREEMENT

[See Attached]

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